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                                                                   EXHIBIT 10.16

                                                                     [EXHIBIT 1]

                              ASSIGNMENT AGREEMENT
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     This Assignment Agreement (this "Agreement") is made and entered into
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effective as July 21, 1994 by and between InterMall, Inc., a California corporation (the "Company"), and Software Partners, Inc., a California
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corporation ("Assignor").
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                                    RECITALS

     A. Assignor is the author and owner of the Technology (as defined below), and Assignor desires to assign and transfer to the Company all of Assignor's right, title and interest in and to the Technology and other related rights in exchange for the Company's issuance to Assignor of 2,000,000 shares of the Company's Common Stock (the "Shares").
                             ------

     B. The parties are entering into this Agreement pursuant to that certain Founder's Restricted Stock Purchase Agreement by and between the Company and Assignor dated of even date herewith (the "Stock Purchase Agreement").
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     NOW THEREFORE, the parties hereby agree as follows:

     1.  CERTAIN DEFINITIONS.  As used herein, the following terms will have the
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meanings set forth below:

         1.1  Technology.  The term "Technology" means that certain software
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application program designed to run with the Microsoft Windows operating system on personal computers which application program provides a user interface for customer access to an on-line retail merchandise shopping network, as more fully described in Schedule A attached hereto, and all technology, trade secrets and
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know-how related thereto.

         1.2   Derivative.  The term "Derivative" means: (a) any derivative
               ----------             ----------
work of the Technology (as defined in Section 101 of the U.S. Copyright Act);
(b) all improvements, modifications, alterations, adaptations, enhancements and new versions of the Technology ("Technology Derivatives"); and (c) all
                                 ----------------------
technology, inventions, products or other items that, directly or indirectly, incorporate, or are derived from, any part of the Technology or any Technology Derivative.

         1.3  Intellectual Property Rights.  The term "Intellectual Property
              ----------------------------             ---------------------
Rights" means, collectively, all worldwide patents, patent applications,
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patent rights, copyrights, copyright registrations, moral rights, trade names, trademarks, service marks and registrations and applications therefor, trade secrets, know-how, mask work rights, rights in trade dress and packaging, goodwill and all other intellectual property rights and proprietary rights relating in any way to the Technology, any Derivative or any Embodiment, whether arising under the laws of the United States of America or the laws of any other state, country or jurisdiction.
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         1.4  Embodiment.  The term "Embodiment" means all documentation,
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drafts, papers, designs, schematics, diagrams, models, prototypes, source and object code (in any form or format and for all hardware platforms), computer-stored data, diskettes, manuscripts and other items describing all or any part of the Technology, any Derivative, any Intellectual Property Rights or any information related thereto or in which all of any part of the Technology, any Derivative, any Intellectual Property Right or such information is set forth, embodied, recorded or stored.

         1.5  Assigned Assets.  The term "Assigned Assets" refers to the
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Technology, all Derivatives, all Intellectual Property Rights and all
Embodiments, collectively.

     2.  ASSIGNMENT.  In consideration of the issuance by the Company to
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Assignor of the Shares pursuant to the Stock Purchase Agreement, receipt of which is hereby acknowledged, Assignor hereby forever sells, assigns, transfers, releases and conveys to the Company, and its successors and assigns, Assignor's entire right, title and interest in and to each and all of the Assigned Assets.

     3.  DELIVERY.  Assignor agrees to promptly deliver all Embodiments of all
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Assigned Assets to the Company at such time and location as designated by the
Company after the date of execution hereof.

     4.  ASSIGNOR WARRANTIES.  Assignor represents and warrants to the Company
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that Assignor is the sole owner, inventor and/or author of, and that Assignor owns, and can grant exclusive right, title and interest in and to, each of the Assigned Assets and that none of the Assigned Assets are subject to any dispute, claim, prior license or other agreement, assignment, lien or rights of any third party, or any other rights that might interfere with the Company's use, or exercise of ownership of, any Assigned Assets. Assignor further represents and warrants to the Company that the Assigned Assets are free of any claim of any prior employer of any employee of Assignor or any school, university or other institution attended by such employee of Assignor, and that Assignor is not aware of any claims by any third party to any rights of any kind in or to any of the Assigned Assets.

     5.  FURTHER ASSURANCES.  Assignor further agrees, promptly upon request of
         ------------------
the Company, or any of its successors or assigns, to execute and deliver, without further compensation of any kind, any power of attorney, assignment, application for copyright, patent or other intellectual property right protection, or any other papers which may be necessary or desirable to fully secure to the Company, its successors and assigns, all right, title and interest in and to each of the Assigned Assets, and to cooperate and assist in the prosecution of any opposition proceedings involving said rights and any adjudication of the same. Further, Assignor agrees never to assert any claims, rights or moral rights in or to any of the Assigned Assets.

     6.  INDEMNITY.  Assignor will indemnify and hold the Company harmless from
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and against any loss, damages or expense (including without limitation reasonable attorneys' fees) incurred by the Company in connection with, and will defend or settle at Licensor's own expense, any claim, suit or other proceeding in which a third party asserts any claim to any right, title, license or other interest in or to any Assigned Asset, any claim that any Assigned Asset infringes

                                      -2-
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any copyright or incorporates any misappropriated trade secret or other non-
patent intellectual property right of such third party, or that, if true, would be inconsistent with any representation made by Assignor in Section 4 above. Assignor's liability to the Company under this Section 6 shall be limited to the value of the Shares at such time as the Company asserts its right to indemnification hereunder.

     7.  COUNTERPARTS; GOVERNING LAW.  This Agreement may be executed in any
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number of counterparts, each of which will constitute an original, and all of which will together constitute this one Agreement. This Agreement will be governed exclusively by the internal laws of the State of California.

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8.   ENTIRE AGREEMENT.  This Agreement and the Stock Purchase Agreement
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constitute the entire understanding and agreement between Assignor and the
Company regarding the subject matter of such agreements, and supersede any and all other agreements or understandings of the parties regarding such subject matter.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the date and year first above written.


INTERMALL, INC.                     SOFTWARE PARTNERS, INC.


By:       /s/ S. Jerrold Kaplan       By:     /s/ Alan Fisher
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Name:     S. JERROLD KAPLAN           Name:   ALAN S. FISHER
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Title:    PRESIDENT                   Title:     PRESIDENT
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                                   SCHEDULE A
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                           DESCRIPTION OF TECHNOLOGY